Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 16, 2022 between Elephant Oil Corp., a Nevada corporation (the “Company”), and each purchaser identified on the Annex A hereto (each, including its successors and assigns, an “Investor” or “Holder”) and collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors: (i) 20% original issue discount senior notes in the form of Appendix B hereto (each, a “Note” and collectively, the “Notes”) in an aggregate principal amount of up to $500,000 (and, accordingly, an aggregate Subscription Amount of $400,000) (the “Maximum Amount”), and (ii) shares of Common Stock, determined as provided in section 2.02(b)(iii) (collectively, “Incentive Shares”), all subject to the terms and conditions therein contained;

WHEREAS, Spartan Capital Securities, LLC (“Placement Agent”) is acting as the exclusive placement agent for the offering of Notes and Incentive Shares contemplated by this Agreement (“Offering”); and

WHEREAS, the Company and Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended, afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” or “USD” means United States Dollars.

“Action” shall have the meaning ascribed to such term in Section 3.01(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.01.

SECURITIES PURCHASE AGREEMENT

“Closing Date” means for any Securities, the Business Day when all of the Transaction Documents for such Securities have been executed and delivered by the applicable parties thereto, and the conditions precedent to: (i) the applicable Investors’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver such Securities (in each case) have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalent” means any convertible security or warrant, option or other right to subscribe for or purchase any additional shares of Common Stock (or any such convertible security, warrant or other right).

“Confidential Investor Questionnaire” means the Confidential Investor Questionnaire attached as Appendix A hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.01(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.01(c).

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Liquidity Event” has the meaning provided in the Notes.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.01(l).

“Notes” means the 20% original issue discount senior notes issued by the Company to the Investors hereunder, in the form of Appendix B attached hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” has the meaning ascribed to such term in the recitals hereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

SECURITIES PURCHASE AGREEMENT

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes and the Incentive Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“State Securities Laws” means the securities (“blue sky”) rules, regulations, or other similar laws of a particular state.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for Securities purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Aggregate Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Section 3.01(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Termination Date” means a date determined by the Company.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and the Notes, and all appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the Securities up to the Maximum Amount. At the Closing, the Investors shall deliver, via wire transfer, immediately available funds equal to the Investors’ aggregate Subscription Amounts to the Company and the Company shall deliver to each Investor its Note and Incentive Shares. The Company and each Investor shall deliver the other items set forth in Section 2.02 deliverable at the Closing. Upon satisfaction of the conditions set forth in Section 2.02 and Section 2.03, the Closing shall occur at the offices of the Placement Agent’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents. The Company may conduct multiple closings for the sale of the Securities until it has received the Maximum Amount. The Closing Date for any Securities shall be the date indicated on the applicable Investor signature pages attached hereto and the final Closing Date shall be no later than the Termination Date.

SECURITIES PURCHASE AGREEMENT

Section 2.02 Closing Deliverables.

(a) By Each Investor. On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement, including a fully completed Annex A attached hereto, duly executed by such Investor;

(ii)	such Investor’s Subscription Amount by wire transfer to Placement Agent’s counsel pursuant to the wiring instructions set forth in Section 2.03(c); and

(iii)	a duly completed and signed Confidential Investor Questionnaire, a copy of which is attached hereto as Appendix A.

(b) By the Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Investor the following:

(i)	this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)	a Note, the form of which is attached hereto as Appendix B, with an original principal amount equal to 120% of such Investor’s Subscription Amount, registered in the name of such Investor, or its designee, duly executed by an authorized officer of behalf of the Company;

(iii)	a Company Common Stock certificate or transfer agent statement, registered in the name of such Investor equal to approximately 0.4106% of the issued shares of the Company (currently 50,000 shares of the Company’s common stock). Investor shall receive anti-dilution protection through the closing date of he Company’s initial public offering so that Investor shall have a total of 0.4106% of the Company’s fully diluted shares outstanding at that time. Any additional issues shares due Investor shall be issued to the transfer agent within one (1) business day after the close of the Company’s initial public offering; and

(iv)	an officer’s certificate of the Company certifying the Company’s: (A) certified charter (or similar formation document); (B) good standing certificate in its state of incorporation (or formation); (C) bylaws (or similar governing document); and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby.

Section 2.03 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of each Investor’s representations and warranties contained herein;

SECURITIES PURCHASE AGREEMENT

(ii)	all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Investor of the items set forth in Section 2.02(a) of this Agreement.

(b) The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Investors may waive any of the conditions for any Closing hereafter):

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2.02(b) of this Agreement; and

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c) The wiring instructions for counsel of the Investor are as follows:

Bank Name:	Signature Bank
565 Fifth Avenue
New York, New York 10017
Routing No.:	026013576
Account No.:	1504595478
Account Title:	Carmel, Milazzo & Feil LLP Escrow Account
Swift Code:*	SIGNUS33
(*International only)

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor as of the date hereof:

(a) Subsidiaries. The Company does not have any Subsidiaries other than: (i) Elephant Oil Limited (UK) and Elephant Oil Benin SA (Benin).

SECURITIES PURCHASE AGREEMENT

(b) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws, each, as amended and in effect. A complete and correct copy of the Company’s certificate or articles of incorporation and bylaws, each as amended and in effect on the date of this Agreement and as they will be in effect on the Closing Date, is attached to the officer’s certificate referenced in section 2.02(a)(iv). There are no other organizational or charter documents of the Company. Each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or any of its material assets or lines of business, individually; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Securities hereunder and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary (other than the Liens granted under the Security Agreement), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clause (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

SECURITIES PURCHASE AGREEMENT

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and/or paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The Company has authorized: (A) 490,000,000 shares of Common Stock, par value $0.0001 per share, of which 12,178,411 shares are issued and outstanding, (B) 10,000,000 of undesignated preferred stock, par value $0.0001 per share, of which zero (0) shares are issued and outstanding. Other than such Preferred Stock and pursuant to the Company’s equity incentive plan, there are no outstanding options (other than pursuant to the Company’s equity incentive plan), warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents except for such, if any, as will have been validly waived before the Closing. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the issued and outstanding shares of capital stock of the Subsidiaries is owned by the Company or another Subsidiary, and there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock, or contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock. All of the outstanding shares of capital stock of the Company and Subsidiaries are validly issued, fully paid and nonassessable, have been issued in compliance with all federal law and State Securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities, except for such approvals as have been obtained prior to Closing. There are no stockholders’ agreements, voting agreements or voting trusts, investor rights agreements, rights of first refusal, preemptive rights, co-sale agreements, drag-along agreements, transfer restrictions or other similar agreements with respect to the Company’s or any Subsidiary’s capital stock to which the Company or any Subsidiary is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Financial Statements. The financial statements of the Company and its consolidated Subsidiaries made available to the Placement Agent and Investors prior to the date hereof have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

SECURITIES PURCHASE AGREEMENT

(i) Undisclosed Liabilities. The Company and its Subsidiaries have no liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $25,000 in any one case or $50,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Transaction Document, or (c) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices.

(j) Material Changes. Since the date of the latest financial statements made available to the Placement Agent and Investors prior to the date hereof: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Company and its Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP; (C) the Company and its Subsidiaries have not altered their method of accounting; (D) the Company and its Subsidiaries have not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except, in each case, in favor of the Company or another Subsidiary; and (E) the Company and its Subsidiaries have not issued any equity securities except (i) in favor of the Company or another Subsidiary or (ii) by the Company an officer, director or Affiliate pursuant to an existing Company equity incentive plans.

(k) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary, or any of their respective properties, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities; or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. None of the Company, any Subsidiary or any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under any of the following: (x) the Securities Act, the Exchange Act, the FINRA rules or any State Securities Laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(l) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or any Subsidiary, and the Company and its Subsidiaries are not a party to any collective bargaining agreement. The Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, it and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECURITIES PURCHASE AGREEMENT

(m) Compliance. The Company and each Subsidiary: (i) is not in violation of any order of any court, arbitrator or governmental body; and (ii) is not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment.

(n) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially and adversely (x) affect the value of such property or (y) interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties in any material respect. Any real property and facilities held under lease by the Company or a Subsidiary is held by it under valid, subsisting and enforceable leases with which the Company or such Subsidiary (as applicable) are in compliance.

(o) Patents and Trademarks. (i) The Company and its Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (ii) the Company and its Subsidiaries have not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Company or a Subsidiary, and there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Transactions with Officers, Directors and Employees. None of the officers or directors of the Company or its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case in excess other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Company or a Subsidiary; and (z) other employee benefits, including stock option agreements under any stock option plan of the Company.

(q) Certain Fees. Other than fees, commissions and expense reimbursement payable to the Placement Agent (which include: (i) a cash commission of eight percent (8%) of the proceeds raised in the Offering from Investor; and (ii) the other matters set forth in the engagement letter between the Company and the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Offering or any of the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section 3.01(r) that may be due in connection with the Offering or any of the transactions contemplated by the Transaction Documents.

SECURITIES PURCHASE AGREEMENT

(r) Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in section 3.02, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an ‘investment company’ subject to registration under the Investment Company Act of 1940, as amended.

(t) [Reserved]

(u) Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents; and (ii) information given to the Investors, if any, which the Company hereby confirms will not constitute material non-public information, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(v) No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(w) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company will not, after the Closing Date, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(x) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have filed all federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

SECURITIES PURCHASE AGREEMENT

(y) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(aa) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(bb) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(dd) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person or the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(ee) Notice of Disqualification Events. The Company will notify the Investors in writing, prior to the Closing Date of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ff) Foreign Corrupt Practices. Neither the Company and its Subsidiaries, and to the knowledge of the Company, no agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

SECURITIES PURCHASE AGREEMENT

(gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Representations. The representations and warranties of the Company contained in this Agreement, and the certificate(s) furnished or to be furnished to the Investors at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company acknowledges and agrees that the representations contained in section 3.02 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.02 Representations and Warranties of the Investors.

Each Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. Such Investor has full power and authority (and, if such Investor is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

SECURITIES PURCHASE AGREEMENT

(b) Own Account. Such Investor understands that the Securities are restricted securities’ and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution the same (this representation and warranty not limiting such Investor’s right to sell the Securities in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. Such Investor is acquiring the Securities in the ordinary course of its business.

(c) Non-Transferrable. Such Investor agrees: (i) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (ii) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(d) Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. The undersigned has completed the Confidential Investor Questionnaire contained in Appendix A and the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the Closing Date. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) No Trading Market. Such Investor acknowledges that there is currently no Trading Market for the Notes and that none is expected to develop.

(g) General Solicitation. Such Investor undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, such Investor has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

SECURITIES PURCHASE AGREEMENT

(i) Foreign Investor. If such Investor is not a United States person, such Investor represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Investor further represents that its payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction or organization or domicile.

(j) Information from Company. Such Investor and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Securities and anything set forth in the Transaction Documents. Neither the Investor nor the Investor’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k) Speculative Nature of Investment; Risk Factors. SUCH INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. Such Investor acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Investor are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Investor has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Investor represents that the Investor’s investment objective is speculative in that the Investor seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Investor’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and Investor should only purchase these securities if Investor can afford to lose their entire investment.

(l) Money Laundering. If an entity, the operations of such Investor are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

SECURITIES PURCHASE AGREEMENT

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. The Securities may not be sold or transferred by the Investors without the written consent of the Company, which shall not be unreasonably withheld. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Upon the Investor’s request in connection with a proposed sale of Incentive Shares pursuant to Rule 144 and if the Company reasonably determines it is so required, upon receipt of customary documentation from Investor’s broker (if the Incentive Shares are sold in brokers transactions), the Company shall, at its own cost and effort, retain legal counsel to provide an opinion letter to the Company’s transfer agent opining that the Incentive Shares may be resold without registration under the Securities Act, pursuant to Rule 144, promulgated thereunder, so long as the requirements of Rule 144 are met for any Incentive Shares to be resold thereunder. The Company shall arrange for any such opinion letter to be provided not later than two (2) Business Days after the date of delivery to and receipt by the Company of a written request by any Investor together with (if required in order to render the opinion) any broker’s representation letter of other customary documentation reasonably requested by the Company evidencing compliance with Rule 144 (the “Legend Removal Date”), and such opinion letter may be a “blanket” opinion letter covering Incentive Shares held by more than one Investor (if applicable to more than one Investor).

(d) Each Investor, severally and not jointly with the other Investors, agrees that such Investor will sell any Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.01 is predicated upon the Company’s reliance upon this understanding.

SECURITIES PURCHASE AGREEMENT

Section 4.02 [Reserved]

Section 4.03 [Reserved]

Section 4.04 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Investors in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors.

Section 4.05 Publicity. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of any Investor, or without the prior consent of each Investor with respect to any press release of the Company mentioning such Investor, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 4.06 Indemnification of Investors. The Company shall indemnify, reimburse and hold harmless the Investors and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction).

Section 4.07 Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

SECURITIES PURCHASE AGREEMENT

Section 4.08 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

Section 4.09 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder to: (a) cover the expenses related to the Offering and Liquidity Event and (b) for general working capital purposes and shall not use such proceeds: (i) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices); (ii) for the redemption of any Common Stock or Common Stock Equivalents; (iii) for the settlement of any outstanding litigation; (iv) in violation of FCPA or OFAC regulations; or (v) to lend, give credit or make advances to any officers, directors, employees or Affiliates of the Company.

ARTICLE V
MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the other parties, if the Closing has not been consummated on or before the Termination Date; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

Section 5.02 Fees and Expenses. The Company shall reimburse each Investor for any and all expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to an Investor for all fees and expenses immediately upon written notice by an Investor or the submission of an invoice by an Investor. At Closing, the Company’s initial obligation with respect to this transaction is to reimburse the Lead Investor’s due diligence, legal and other expenses are not to exceed $15,000.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

SECURITIES PURCHASE AGREEMENT

Section 5.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile or email:

if to Investor:

To the address set forth on such Investor’s signature page hereto;

if to the Company:

Elephant Oil Corp.

Pennzoil Place

700 Milam, Suite 1300

Houston, TX 77002

Attention: Matthew Lofgran, CEO

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any such notice or communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of e-mailing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, e-mailed or sent before 5:00 p.m. Eastern on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in principal amount of the Notes then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided that such transfer complies with all applicable federal and State Securities Laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investors.”

Section 5.07 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts sitting in the City of New York, New York (the “New York City Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York City Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York City Courts, or such New York City Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

SECURITIES PURCHASE AGREEMENT

Section 5.09 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note, the Investor shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

Section 5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

SECURITIES PURCHASE AGREEMENT

Section 5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

Section 5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.18 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

Elephant Oil Corp.

By:	/s/ Matthew Lofgran
Name:	Matthew Lofgran
Title:	Chief Executive Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Securities Purchase Agreement Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of December 16, 2022 (the “Agreement”), with the undersigned, Elephant Oil Corp., a Nevada corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the Securities as set forth below, hereby agrees to purchase such Securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in this Agreement’s section entitled “Representations Warranties of the Investors”, and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

PURCHASER (if an individual):	PURCHASER (if an entity):

By ______________________	/s/ Gary Clyburn, Jr.
Name:	(Legal Name of Entity)

Date:	By	622 Capital, LLC
	Name:	Gary Clyburn Jr.
	Title:	Manager
	Date:	12/16/2022

PUCHASER (if investing jointly)

By _______________________
Name:
Date:

Aggregate Subscription Amount: $ 500,000

[Original principal amount of Note = Subscription Amount times 120%]

State/Country of Domicile or Formation: ______________________________

SSN/EIN/ITIN: _________________________________________________

Address: _____________________________________________________

APPENDIX A

[CONFIDENTIAL INVESTOR QUESTIONNAIRE]

Appendix B

APPENDIX B

APPENDIX B

FORM OF 20% ORIGINAL ISSUE DISCOUNT SENIOR NOTE

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: December 16, 2022	Subscription Amount:	$400,000
Final Maturity Date: April 16, 2023	Original Issue Discount:	$100,000
Original Interest Discount: 20%	Original Principal Amount:	$500,000

ELEPHANT OIL CORP.

20% ORIGINAL ISSUE DISCOUNT SENIOR NOTE

THIS 20% ORIGINAL ISSUE DISCOUNT SENIOR NOTE is one of a series of duly authorized and validly issued Notes of Elephant Oil Corp., a Nevada corporation (the “Company”), designated as its 20% Original Issue Discount Senior Notes (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to 622 Capital LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $500,000 on the earlier to occur of (i) of April 16, 2023 (the “Final Maturity Date”) and (ii) a Liquidity Event (as the case may be, the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

Appendix B

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Event of Default” shall have the meaning set forth in Section 5.

“Indebtedness” means any liabilities of the Company for borrowed money and all guaranties made by the Company of borrowed money by others.

“Interest Rate” 15% per annum; provided that if (x) the Liquidity Event shall occur on or prior to the Final Maturity Date and (y) the Company shall have paid the Payment Amount (for the avoidance of doubt, other than any amounts in respect of accrued and unpaid interest on the principal amount of this Note) to the Holder on such Maturity Date, then such interest shall be waived (i.e., shall be 0%) retroactive to the Original Issue Date.

“Interest Payment Date” means, if any of the Notes remain outstanding after the Maturity Date or an Event of Default: (i) the earlier to occur of the first (1st) or fifteenth (15th) day of the calendar month following such Maturity Date or Event of Default (as the case may be), and (ii) each one-month anniversary of such date, until payment in full of the Payment Amount has been made.

“Liquidity Event” means a public offering of Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock), resulting in the listing for trading of the Common Stock on the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“New York City Courts” shall have the meaning set forth in Section 6(d).

“Note Register” shall have the meaning set forth in Section 2(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Payment Amount” means the product of: (a) the sum of (i) the outstanding principal amount of this Note, plus (ii) accrued and unpaid interest hereon, if any, plus (iii) all other amounts, costs and expenses due in respect of this Note if the Company prepays this Note prior to the Maturity Date.

Appendix B

“Purchase Agreement” means the Securities Purchase Agreement, dated as of December 16, 2022, by and among the Company and the original Holders, as amended, modified, or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02(w) of Regulation S-X.

Section 2. Interest; Prepayment.

a) Interest Calculations Interest at the Interest Rate shall be payable on each Interest Payment Date. Such interest shall accrue and be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

b) Prepayment. The Company shall have the option to prepay this Note at any time after the Original Issue Date prior to the Maturity Date at an amount equal to the Payment Amount without any premium or penalty.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Negative Covenants.

As long as any portion of this Note remains outstanding, unless the holders of at least 50.1% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, directly or indirectly:

(a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder;

Appendix B

(b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $25,000 for all officers and directors during the term of this Note, or (ii) shares of Common Stock and Common Stock Equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Stock and Common Stock Equivalents are not acquired for cash;

(c) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs, and (ii) both the May 26, 2022 convertible promissory note entered into with Dragon Dynamic Funds and the July 30, 2022 convertible promissory note entered into with John Bolitho;

(d) pay cash dividends or distributions on any equity securities of the Company;

(e) enter into any material transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(f) enter into any agreement with respect to any of the foregoing.

Section 5. Events of Default. In this Note, “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

a)	the Liquidity Event has not occurred on or prior to the Final Maturity Date;

b)	any default in the payment of: (i) the principal amount of any Note, or (B) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (ii) above, is not cured within five (5) Business Days;

c)	the Company shall fail to observe or perform any other covenant or agreement contained in the Notes or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Business Days after the Company has become or should have become aware of such failure;

Appendix B

d)	a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (i) any of the Transaction Documents or (ii) any other agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (g) below) if such default or event of default (in the case of clause (ii) only) will have a Material Adverse Effect;

e)	any material representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

f)	the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

g)	except with respect to the May 26, 2022 convertible promissory note the Company entered into with Dragon Dynamic Funds or the July 30, 2022 convertible promissory note that the Company entered into with John Bolitho, for which a default has already occurred, the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (i) involves an obligation greater than $100,000, whether such Indebtedness now exists or shall hereafter be created, and (ii) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; and

h)	a final non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $100,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 60 days during which execution of such judgment is not effectively stayed.

If any Event of Default occurs, the Payment Amount shall become, at the Holder’s election, immediately due and payable in cash. Upon the payment in full of the Payment Amount in accordance with the terms of this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment of this Note. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Appendix B

Section 6. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Purchase Agreement, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the address of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile or email attachment prior to 5:30 p.m. (Pacific time) on any Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest on, as applicable, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari-passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York (the “New York City Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York City Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York City Courts, or such New York City Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Appendix B

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

Appendix B

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 7. Amendments; Waivers.

Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Purchase Agreement.

Section 8. Equal Treatment of Holders.

No consideration (including any modification of this Note) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to all of the parties to the Purchase Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Notes or otherwise.

Section 9. Usury.

To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ELEPHANT OIL CORP.

By:	/s/ Matthew Lofgran
Name:	Matthew Lofgran
Title:	Chief Executive Officer